FOR IMMEDIATE RELEASE:
SUBMITTED BY,
Pamela Rhoads
Customer Experience Team
(843)674-3261
FIRST RELIANCE BANK

First Reliance Announces 2nd Quarter Results

July 28, 2009 Florence, SC - First Reliance Bancshares, Inc., (OTC Bulletin Board: FSRL), the holding company for First Reliance Bank, announces results for the period ended June 30, 2009.

“This quarter’s regulatory capital remains strong and we have experiences growth in core deposits as well as increasing our liquidity. We continue to shore up our allowance for loan losses as we work through credit problems isolated to a few borrowers in the coastal region of South Carolina,” said Rick Saunders, President and CEO of First Reliance Bank.

“In this challenging economic environment, we have focused on maintaining adequate levels of liquidity and capital while closely monitoring and controlling expenses.  Despite our growth, noninterest expense remains controlled and is relatively unchanged from the prior year period.  Our liquidity remains strong, and our total delinquency level over 30 days has decreased in recent weeks,” stated Jeff Paolucci, CFO of First Reliance Bank.

As of June 30, 2009, total deposits were $575.3 million, an increase of $119.0 million or 26.08%, over the $456.3 million reported for June 30, 2008. Savings accounts increased 28.82% to $105.7 million for the period ended June 30, 2009. Core Funding increased 8.44% to 57.36%. Total FHLB advances were reduced to $56.5 million, or 17.52% from $68.5 million reported the prior year period. Total cash and total cash and cash equivalents increased to $95.0 million from $6.7 million reported June 30, 2008. Total assets increased to $696.0 million from the $585.2 million reported June 30, 2008. Total available for sale securities increased 62.55% to $89.6 million.

Total Risk- Based capital increased to 12.54% over 11.08 reported June 30, 2008

Unaudited net income (loss) for the three months ended June 30, 2009 was $ (1.2) million, compared to $683,421 reported in the prior-year period.  The decline in net income is attributable to the increase in allowance for loan and lease losses. Provisions for loan losses increased to $3.6 million compared to $645,794 during the prior year period. Non-interest income was $2.3 million, compared to $1.4 million reported June 30, 2008. Non-interest expense was $4.8 million and $4.7 million for the periods ended June 30, 2009 and 2008, respectively. Diluted earnings (loss) per share were $(0.40), compared to the $0.20 reported in the prior year period.

Unaudited net income for the six months ended June 30, 2009 was $(1.1) million, or $(0.41) per diluted share, compared to $1.5 million, or $0.43 per diluted share, for the six months ended June 30, 2008. The decline in net income is attributable to the increase in allowance for loan and lease losses. Provisions for loan losses increased to $4.9 million compared to $1.1 million during the prior year period.

FOR IMMEDIATE RELEASE:

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward- looking statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

Contact Jeffrey A. Paolucci, Senior Vice President and Chief Financial Officer, (843) 674-3250

FOR IMMEDIATE RELEASE:

First Reliance Bancshares,Inc.
Consolidated Reports of Income

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,2009	June 30,2008	June 30,2009	June 30,2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans and Fees	6,870,317	8,560,841	13,838,054	17,660,316
Investment Securities
Taxable	471,654	329,580	1,002,970	675,964
Tax exempt	432,381	327,882	745,799	655,492
Federal funds sold	349	9,947	1,332	11,840
Other interest income	27,121	62,674	36,720	113,964
Total	7,801,822	9,290,924	15,624,875	19,117,576

Interest Expense
Time deposits $100,000 and over	1,382,735	1,995,863	2,575,302	4,032,916
Other deposits	1,810,957	1,502,973	3,433,801	3,405,068
Other interest expense	722,421	964,838	1,576,970	1,884,358
Total	3,916,114	4,463,674	7,586,073	9,322,342

Net Interest Income	3,885,709	4,827,250	8,038,802	9,795,234
Provision for loan losses	3,555,442	645,794	4,855,822	1,147,397
Net Interest Income after provision	330,267	4,181,456	3,182,980	8,647,837

Noninterest Income
Service charges on deposit accounts	474,486	492,717	935,094	929,852
Gain on sale of mortgage loans	554,038	566,973	1,214,537	1,126,357
Income from bank owned life insurance	103,005	107,811	208,155	229,565
Brokerage fees	2,009	56,227	5,931	106,557
Other charges, commisions and fees	140,904	124,823	267,903	238,095
Gain on sale of securities available for sale	1,029,459	-	1,029,459	-
Gain (loss) on sale of other real estate	-	-	(15,892)	-
Gain on sale of fixed assets	-	-	86,810	-
Other	9,816	50,950	274,837	100,869
Total	2,313,717	1,399,501	4,006,834	2,731,295

Noninterest Expense
Salaries and benefits	2,714,639	2,808,625	5,523,554	5,753,376
Occupancy	354,175	391,729	710,032	731,432
Furniture and equipment related	276,704	209,531	562,569	422,490
Other operating	1,408,405	1,317,792	2,682,647	2,554,775
Total	4,753,923	4,727,677	9,478,802	9,462,073

Income (loss) before tax	(2,109,939)	853,280	(2,288,988)	1,917,059
Income tax expense (benefit)	(955,325)	169,859	(1,148,239)	407,515

Net Income (loss)	(1,154,614)	683,421	(1,140,749)	1,509,544
Preferred stock dividends	(208,547)	-	(268,132)	-
Deemed dividends on preferred stock resulting from net accretion of discount and unamortization of premium	(44,388)	-	(57,072)	-
Net Income (loss) available to common shareholders	(1,407,549)	-	(1,465,953)	-
Average common shares outstanding basic	3,567,533	3,445,001	3,546,386	3,504,070
Average common shares outstanding diluted	3,567,533	3,549,903	3,546,386	3,532,672

Basic earnings (loss) per share	$(0.40)	$0.20	$(0.41)	$0.43
Diluted earnings (loss) per share	$(0.40)	$0.20	$(0.41)	$0.43

FOR IMMEDIATE RELEASE:

First Reliance Bancshares,Inc.
Balance Sheet

	June 30	June 30	December 31
	2009	2008	2008
	(Unaudited)	(Unaudited)	Audited
Assets:
Cash and Cash Equivalents
Cash and Due From Banks	95,029,262	6,777,796	$5,451,607
Federal funds sold	-	6,015,000	257,000
Total cash and cash equivalents	95,029,262	12,792,796	5,708,607

Investment securities
Securities available for sale	89,605,156	55,125,216	76,310,816
Nonmarketable equity securities	4,812,100	4,372,200	4,574,700
Total investment securities	94,417,256	59,497,416	80,885,516

Loans held for sale	14,925,745	10,447,997	9,589,081

Loans receivable	447,853,158	466,428,206	468,990,202
Less allowance for loan losses	(7,541,049)	(5,740,860)	(8,223,899)
Loans, net	440,312,109	460,687,346	460,766,303

Premises, furniture, and equipment, net	26,726,663	23,678,331	28,612,022
Accrued interest receivable	2,331,650	2,712,271	2,653,260
Other real estate owned	3,901,800	473,550	379,950
Cash surrender value life insurance	11,194,639	10,769,838	10,986,484
Other assets	7,162,535	4,092,857	3,852,660
Total Assets	$696,001,659	$585,152,402	$603,433,883

Liabilities:
Deposits:
Noninterest bearing transaction accounts	42,473,097	47,008,751	$39,467,609
Interest bearing transaction accounts	42,327,303	28,321,944	34,708,951
Savings	105,726,044	82,073,717	110,629,005
Time deposits $100,000 and over	211,773,224	179,899,406	137,444,867
Other time deposits	172,965,889	118,971,469	138,884,952
Total deposits	575,265,557	456,275,287	461,135,384

Securities sold under agreements to repurchase	1,125,365	6,421,356	8,197,451
Federal funds purchased	-	-	-
Advances from Federal Home Loan Bank	56,500,000	68,500,000	78,000,000
Note Payable	-	3,000,000	6,950,000
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Accrued interest payable	640,379	596,016	623,330
Other liabilities	1,868,927	2,396,273	791,960
Total Liabilities	645,710,228	544,498,932	566,008,125

Shareholders' Equity:
Senior Preferred Stock	15,349,000	-	-
Warrant Preferred Stock	767,000	-	-
Discount Senior Preferred Stock	(910,897)	-	-
Pemium Warrant Preferred Stock	77,281	-	-
Common Stock	35,874	35,135	35,250
Capital Surplus	26,260,835	26,050,718	26,120,460
Restricted Stock	(269,792)	(237,078)	(207,653)
Retained Earnings	10,537,930	12,722,917	11,839,005
Accretion Disc Senior Preferred Stock	(62,363)	-	-
Amortization Prem Warrant Preferred Stock	5,291	-	-
Accumulated other comprehensive income (loss)	(1,334,821)	(764,722)	(201,527)
Treasury Stock	(163,907)	(153,500)	(159,777)
Total Shareholders Equity	50,291,431	37,653,470	37,425,758

Total Liabilities and Shareholders Equity	$696,001,659	$582,152,402	$603,433,883